UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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WILLIAMS PARTNERS L.P.

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The following are (i) excerpts of remarks made during the second quarter 2018 earnings call for The Williams Companies, Inc. (“Williams”) and Williams Partners L.P. (“Williams Partners”) held on August 2, 2018 and made available for replay starting August 3, 2018 and (ii) an excerpt from a slide presentation made publicly available in connection with the Williams and Williams Partners’ second quarter 2018 earnings announcement, that each discuss the proposed merger of Williams Partners and a wholly owned subsidiary of Williams.

Remarks from Earnings Call on August 2, 2018

Alan S. Armstrong- President, Chief Executive Officer & Inside Director

…Now, let’s look at the key investment benefits for Williams’ shareholders following the rollup of WPZ. We look here at slide 7. Williams is certainly unique investment amongst the S&P 500 companies. The post-merger entity will provide a large scale entity, focused on natural gas with significant growth opportunities, low volatility and highly predictable fee-for-service cash flows.

After the WMB-WPZ merger closes, we’ll have a much more simplified org structure and a highly liquid C-Corp with associated shareholder rights and impressive market capitalization. Our attractive dividend yield and growth along with our strong focus on improving ROCE will deliver significant advantages for shareholders. Williams fares extremely well when compared to other S&P 500 companies in dividend yield, adjusted EPS, adjusted EBITDA growth and dividend growth. In fact, Williams is so unique that you’d be hard pressed to find another S&P company whose consensus estimates meet or exceed Williams’ outlook for these key measures.

…

…Finally, the Williams and Williams Partners merger is on track and as a reminder, our special Williams stockholder meeting to vote on the proposed merger of WPZ and WMB will be held on August 9 at 10:00 AM in the morning, Central Time, at our Tulsa headquarters. Williams’ stockholders of record as of the close of business on July 9, 2018, are entitled to vote. I would remind those who haven’t yet voted to please do so.

Assuming a successful vote when the merger is completed, Williams simplified structure, investment-grade credit ratings, growth opportunities and cash flow available to fund that growth, all contribute to positioning Williams as a uniquely attractive investment opportunity compared to almost any sector or equity across the broad universe of investments.

Earnings Slide Presentation

SECOND QUARTER 2018 EARNINGS CALL
Post WPZ merger: Williams a unique investment amongst S&P 500 companies
> Large Scale With Significant Growth Opportunities

•	Natural gas-focus aligned with market fundamentals; strengthened by low-cost natural gas supplies
•	Assets in every significant high growth basin in the U.S.; Advantaged and irreplaceable asset base moves 30% of U.S. Natural Gas
•	$6.5 billon of growth capital for 2018-2019; Greater than $20B in identified opportunities

> Low Volatility, Highly Predictable, Fee-for-service Cash Flows

•	Met or exceeded Adjusted EBITDA street consensus for last 10 consecutive quarters(1)
•	2019 gross margin projected to be 97% fee-based (pro-forma for FCA sale)

> Simplified Organizational Structure

•	Large-scale, highly liquid C-Corp with associated shareholder rights; >$35 billion market capitalization(2)

> Strong Balance Sheet and Coverage

•	Leading & sustainable coverage ratio: ~1.7x in 2019
•	Reducing leverage; Commitment to investment-grade credit metrics
•	Expanded capacity to fund growing opportunity set

> Significant Shareholder Returns

•	Attractive dividend yield and growth through 2019
•	Strong focus on improving ROCE

WMB
Median S&P 500
WMB vs. S&P 500
Approximate Current Dividend Yield
Adjusted EPS CAGR(2) (2017-2019)
Adjusted EBITDA Growth(2) (2018-2019)
Dividend Growth(2) (2018-2019)
4.6%
1.8%
18.9%
15.0%
9.9%
7.4%
12.5%
6.4%
155.6%
26.0%
33.8%
95.3%
(1) Per S&P Capital IQ, Williams Partners Adjusted EBITDA exceeded or was within 2% of consensus estimate for EBITDA in each quarter beginning 1Q 2016 through 2Q 2018.
(2) Estimates as of July 31, 2018. Median S&P 500 2017-2019 growth rates based on Bloomberg consensus estimates. WMB 2018-2019 growth rates based on midpoint of guidance.
Note: This slide contains non-GAAP financial measures. A reconciliation of all non-GAAP financial measures used in this presentation to their nearest GAAP comparable financial measures are included at the back of this presentation.
© 2018 The Williams Companies, Inc. All rights reserved. Williams and Williams Partners Second Quarter Earnings Call | 8/2/2018 1

Important Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to the proposed merger between Williams and Williams Partners. In furtherance of this proposed Merger and subject to future developments, Williams and Williams Partners have filed the Registration Statement with the SEC and a joint consent statement/proxy statement/prospectus and other documents related to the proposed Merger. This communication is not a substitute for any consent statement, proxy statement, registration statement, prospectus or other document Williams or Williams Partners may file with the SEC in connection with the proposed Merger. The Registration Statement was declared effective by the SEC on July 12, 2018. INVESTORS AND SECURITY HOLDERS OF WILLIAMS AND WILLIAMS PARTNERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT CONSENT STATEMENT/PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Williams and Williams Partners through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Williams and Williams Partners with the SEC will be available free of charge by directing a request either to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations or to Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations.

The respective directors and executive officers of Williams and Williams Partners may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed Merger. Information about Williams’ directors and executive officers is available in Williams’ annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018. Information about Williams Partners’ directors and executive officers is available in Williams Partners’ annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint consent statement/proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Forward Looking Statements

The reports, filings, and other public announcements of Williams and Williams Partners may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The closing and expected timing of, and anticipated financial results following, the Merger;

•	Expected levels of cash distributions by Williams Partners with respect to limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams, Williams Partners and their affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas and natural gas liquids prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the proposed Merger, including receipt of the Williams stockholder approval, and our ability to close the Merger;

•	Whether Williams Partners will produce sufficient cash flows to provide expected levels of cash distributions;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Whether we will be able to effectively execute our financing plan;

•	Availability of supplies, market demand, and volatility of prices;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development and rate of adoption of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•

The impact of existing and future laws (including, but not limited to, the Tax Cuts and Jobs Act of 2017), regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ and Williams Partners’ annual reports on Form 10-K each filed with the SEC on Feb. 22, 2018, and each of our respective quarterly reports on Form 10-Q available from our offices or websites at www.williams.com and investor.williams.com.